Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 6, 2015 with respect to the consolidated financial statements, financial statement schedule and internal control over financial reporting included in the Annual Report of Agree Realty Corporation on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Agree Realty Corporation on Forms S-3 (File Nos. 333-201420 and 333-184095) and on Form S-8 (File No. 333-197096).

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 6, 2015